Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 12, 2007 on the consolidated financial statements included in the 2006 annual report on Form 10-KSB of Mutual Community Savings Bank, Inc., SSB, as included herein, and to the reference to our firm under the heading “Experts” in the Registration Statement on Form S-4 of M & F Bancorp, Inc.

/s/ Dixon Hughes, PLLC
Raleigh, North Carolina February 12, 2008